EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091
Media Relations: Matt Walsh (650) 312-2245
investors.franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Second Quarter Results

San Mateo, CA, April 26, 2018 - Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced net income1 of $443.2 million or $0.78 per diluted share for the quarter ended March 31, 2018, as compared to a net loss1 of $583.3 million or $1.06 per diluted share for the previous quarter, and net income1 of $420.7 million or $0.74 per diluted share for the quarter ended March 31, 2017. The net loss1 for the previous quarter included an estimated income tax charge2 of $1.1 billion or $1.94 per diluted share resulting from enactment of the Tax Cuts and Jobs Act of 2017.

“The Company’s financial results continue to be strong, and we remain focused on enhancing shareholder value,” said Greg Johnson, Chairman and CEO of Franklin Resources, Inc. “Diluted earnings per share for the quarter were up 5% from the previous year and reached their highest level since the fourth fiscal quarter of 2016. During the quarter, we announced a special cash dividend in the amount of $3.00 per share, in addition to the regular quarterly cash dividend, and we outlined our plans to invest further in the business. The Board of Directors also authorized the Company to repurchase up to an additional 80.0 million shares of its common stock.”

“Investment performance trends for our U.S. and cross-border mutual funds continue to be mixed, partly a reflection of the value discipline adhered to by much of our equity product offerings. Over the past decade, we’ve witnessed one of the longest periods of growth investing outperformance. However, we feel that given the recent market volatility, a rising interest rate environment, and simply the cyclical nature of growth versus value, our investment teams are well positioned for the inevitable return of value outperformance.”

	Quarter Ended		% Change	Quarter Ended	% Change
	31-Mar-18	31-Dec-17	Qtr. vs. Qtr.	31-Mar-17	Year vs. Year
Financial Results
(in millions, except per share data)
Operating revenues	$1,617.8	$1,615.5	0%	$1,600.6	1%
Operating income	555.7	581.1	(4%)	555.5	0%
Operating margin	34.3%	36.0%		34.7%

Net income (loss) [1]	$443.2	$(583.3)	NM	$420.7	5%
Diluted earnings (loss) per share	0.78	(1.06)	NM	0.74	5%

Assets Under Management
(in billions)
Ending	$737.5	$753.8	(2%)	$740.0	0%
Average [3]	751.8	752.7	0%	731.7	3%
Net flows	(10.0)	(2.3)		(11.0)

Total assets under management (“AUM”) were $737.5 billion at March 31, 2018, down $16.3 billion during the quarter due to $10.0 billion of net outflows and $6.3 billion of net market change, distributions and other.

Cash and cash equivalents and investments were $10.1 billion at March 31, 2018, as compared to $9.9 billion at September 30, 2017. Total stockholders’ equity was $10.4 billion at March 31, 2018, as compared to $12.9 billion at September 30, 2017. The Company had 541.7 million shares of common stock outstanding at March 31, 2018, as compared to 554.9 million shares outstanding at September 30, 2017. During the quarter ended March 31, 2018, the Company repurchased 11.1 million shares of its common stock for a total cost of $432.6 million.

On February 14, 2018, the Company declared a special cash dividend of $3.00 per share and a regular quarterly cash dividend of $0.23 per share, both of which were paid on April 12, 2018.

Conference Call Information

A commentary on the results by Chairman and CEO Greg Johnson and CFO and Executive Vice President Ken Lewis will be available today at approximately 8:30 a.m. Eastern Time. Access to the commentary will be available via investors.franklinresources.com.

Johnson and Lewis will also lead a live teleconference today at 11:00 a.m. Eastern Time to answer questions of a material nature. Access to the teleconference will be available via investors.franklinresources.com or by dialing (877) 407-8293 in the U.S. and Canada or (201) 689-8349 internationally. A replay of the teleconference can also be accessed by calling (877) 660-6853 in the U.S. and Canada or (201) 612-7415 internationally using access code 13678488, after 2:00 p.m. Eastern Time on April 26, 2018 through May 26, 2018.

Analysts and investors are encouraged to review the Company’s recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations at (650) 312-4091 before the live teleconference for any clarifications or questions related to the earnings release or commentary.

Performance Rankings of Franklin Templeton’s U.S.-Registered and Cross-Border Long-Term Mutual Funds4,5,6:

	Percentage of Assets in Top Two Peer Group Quartiles
Period ended March 31, 2018	1-Year	3-Year	5-Year	10-Year
Equity and Multi-Asset/Balanced (AUM: $281 billion)	13%	28%	25%	77%
Fixed Income (AUM: $195 billion)	10%	21%	51%	76%
Total (AUM: $476 billion)	12%	25%	35%	77%

Performance quoted above represents past performance, which cannot predict or guarantee future results. All investments involve risks, including loss of principal.

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data and AUM)	Three Months Ended March 31,		% Change	Six Months Ended March 31,		% Change
	2018	2017		2018	2017
Operating Revenues
Investment management fees	$1,117.1	$1,089.2	3%	$2,230.7	$2,152.4	4%
Sales and distribution fees	409.8	431.2	(5%)	827.6	850.5	(3%)
Shareholder servicing fees	61.3	56.4	9%	116.2	113.0	3%
Other	29.6	23.8	24%	58.8	45.5	29%
Total operating revenues	1,617.8	1,600.6	1%	3,233.3	3,161.4	2%
Operating Expenses
Sales, distribution and marketing	521.5	534.8	(2%)	1,050.2	1,054.8	0%
Compensation and benefits	355.5	343.4	4%	688.0	654.9	5%
Information systems and technology	58.1	54.0	8%	113.1	105.7	7%
Occupancy	34.1	29.0	18%	63.5	58.1	9%
General, administrative and other	92.9	83.9	11%	181.7	145.5	25%
Total operating expenses	1,062.1	1,045.1	2%	2,096.5	2,019.0	4%
Operating Income	555.7	555.5	0%	1,136.8	1,142.4	0%
Other Income (Expenses)
Investment and other income, net	87.4	84.6	3%	168.7	130.7	29%
Interest expense	(10.0)	(12.6)	(21%)	(20.8)	(25.9)	(20%)
Other income, net	77.4	72.0	8%	147.9	104.8	41%
Income before taxes	633.1	627.5	1%	1,284.7	1,247.2	3%
Taxes on income	150.2	192.5	(22%)	1,373.7	393.4	249%
Net income (loss)	482.9	435.0	11%	(89.0)	853.8	NM
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	24.5	(6.0)	NM	24.4	(3.9)	NM
Redeemable noncontrolling interests	15.2	20.3	(25%)	26.7	(3.2)	NM
Net Income (Loss) Attributable to Franklin Resources, Inc.	$443.2	$420.7	5%	$(140.1)	$860.9	NM

Earnings (Loss) per Share
Basic	$0.79	$0.74	7%	$(0.29)	$1.52	NM
Diluted	0.78	0.74	5%	(0.29)	1.52	NM
Dividends Declared per Share	$3.23	$0.20	NM	$3.46	$0.40	765%

Average Shares Outstanding
Basic	545.0	560.3	(3%)	547.9	562.7	(3%)
Diluted	545.5	560.6	(3%)	547.9	562.9	(3%)

Operating Margin	34.3%	34.7%		35.2%	36.1%

AUM (in billions)
Ending	$737.5	$740.0	0%	$737.5	$740.0	0%
Average	751.8	731.7	3%	752.0	728.2	3%
Net flows	(10.0)	(11.0)		(12.3)	(25.4)

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data and employees)	Three Months Ended		% Change	Three Months Ended
	31-Mar-18	31-Dec-17		30-Sep-17	30-Jun-17	31-Mar-17
Operating Revenues
Investment management fees	$1,117.1	$1,113.6	0%	$1,109.8	$1,097.0	$1,089.2
Sales and distribution fees	409.8	417.8	(2%)	421.8	433.3	431.2
Shareholder servicing fees	61.3	54.9	12%	56.0	56.7	56.4
Other	29.6	29.2	1%	29.3	26.9	23.8
Total operating revenues	1,617.8	1,615.5	0%	1,616.9	1,613.9	1,600.6
Operating Expenses
Sales, distribution and marketing	521.5	528.7	(1%)	534.9	541.2	534.8
Compensation and benefits	355.5	332.5	7%	336.1	342.7	343.4
Information systems and technology	58.1	55.0	6%	60.0	54.1	54.0
Occupancy	34.1	29.4	16%	33.0	30.2	29.0
General, administrative and other	92.9	88.8	5%	95.2	81.5	83.9
Total operating expenses	1,062.1	1,034.4	3%	1,059.2	1,049.7	1,045.1
Operating Income	555.7	581.1	(4%)	557.7	564.2	555.5
Other Income (Expenses)
Investment and other income, net	87.4	81.3	8%	113.4	92.2	84.6
Interest expense	(10.0)	(10.8)	(7%)	(12.7)	(12.9)	(12.6)
Other income, net	77.4	70.5	10%	100.7	79.3	72.0
Income before taxes	633.1	651.6	(3%)	658.4	643.5	627.5
Taxes on income	150.2	1,223.5	(88%)	181.9	184.1	192.5
Net income (loss)	482.9	(571.9)	NM	476.5	459.4	435.0
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	24.5	(0.1)	NM	31.4	12.5	(6.0)
Redeemable noncontrolling interests	15.2	11.5	32%	19.9	36.3	20.3
Net Income (Loss) Attributable to Franklin Resources, Inc.	$443.2	$(583.3)	NM	$425.2	$410.6	$420.7

Earnings (Loss) per Share
Basic	$0.79	$(1.06)	NM	$0.76	$0.73	$0.74
Diluted	0.78	(1.06)	NM	0.76	0.73	0.74
Dividends Declared per Share	$3.23	$0.23	NM	$0.20	$0.20	$0.20

Average Shares Outstanding
Basic	545.0	550.7	(1%)	553.6	556.2	560.3
Diluted	545.5	550.7	(1%)	554.1	556.7	560.6

Operating Margin	34.3%	36.0%		34.5%	35.0%	34.7%

Employees	9,448	9,462	0%	9,386	9,402	9,167

AUM AND FLOWS

(in billions)	Three Months Ended March 31,		% Change	Six Months Ended March 31,		% Change
	2018	2017		2018	2017
Beginning AUM	$753.8	$720.0	5%	$753.2	$733.3	3%
Long-term sales	28.6	30.5	(6%)	56.7	55.0	3%
Long-term redemptions	(41.7)	(44.5)	(6%)	(81.1)	(91.2)	(11%)
Long-term net exchanges	(0.1)	0.1	NM	(0.2)	(0.3)	(33%)
Long-term reinvested distributions	3.2	2.9	10%	12.3	11.1	11%
Net flows	(10.0)	(11.0)	(9%)	(12.3)	(25.4)	(52%)
Net market change, distributions and other [7]	(6.3)	31.0	NM	(3.4)	32.1	NM
Ending AUM	$737.5	$740.0	0%	$737.5	$740.0	0%

AUM BY INVESTMENT OBJECTIVE

(in billions)	31-Mar-18	31-Dec-17	% Change	30-Sep-17	30-Jun-17	31-Mar-17
Equity
Global/international	$202.7	$212.0	(4%)	$209.8	$206.8	$204.9
United States	106.6	109.4	(3%)	107.2	105.7	105.3
Total equity	309.3	321.4	(4%)	317.0	312.5	310.2
Multi-Asset/Balanced	137.6	142.7	(4%)	143.3	141.2	141.9
Fixed Income
Tax-free	67.0	69.4	(3%)	71.0	71.2	71.5
Taxable
Global/international	165.0	163.7	1%	165.0	159.8	157.6
United States	48.2	50.0	(4%)	50.6	52.1	52.8
Total fixed income	280.2	283.1	(1%)	286.6	283.1	281.9
Cash Management	10.4	6.6	58%	6.3	6.0	6.0
Total AUM	$737.5	$753.8	(2%)	$753.2	$742.8	$740.0
Average AUM for the Three-Month Period	$751.8	$752.7	0%	$749.0	$742.1	$731.7

AUM AND FLOWS - UNITED STATES AND INTERNATIONAL8

	As of and for the Three Months Ended
(in billions)	31-Mar-18	% of Total	31-Dec-17	% of Total	31-Mar-17	% of Total
Long-Term Sales
United States	$13.6	48%	$11.9	42%	$15.6	51%
International	15.0	52%	16.2	58%	14.9	49%
Total long-term sales	$28.6	100%	$28.1	100%	$30.5	100%
Long-Term Redemptions
United States	$(24.0)	58%	$(22.7)	58%	$(26.9)	60%
International	(17.7)	42%	(16.7)	42%	(17.6)	40%
Total long-term redemptions	$(41.7)	100%	$(39.4)	100%	$(44.5)	100%
AUM
United States	$484.9	66%	$497.2	66%	$499.3	67%
International	252.6	34%	256.6	34%	240.7	33%
Total AUM	$737.5	100%	$753.8	100%	$740.0	100%

AUM AND FLOWS BY INVESTMENT OBJECTIVE

(in billions)	Equity		Multi-Asset/Balanced	Fixed Income			Cash Management	Total
for the three months ended March 31, 2018	Global/ International	United States		Tax-Free	Taxable Global/ International	Taxable United States
AUM at January 1, 2018	$212.0	$109.4	$142.7	$69.4	$163.7	$50.0	$6.6	$753.8
Long-term sales	6.6	4.1	4.0	1.7	10.3	1.9	—	28.6
Long-term redemptions	(11.6)	(6.7)	(6.3)	(3.1)	(11.0)	(3.0)	—	(41.7)
Long-term net exchanges	0.1	0.1	—	(0.2)	(0.1)	—	—	(0.1)
Long-term reinvested distributions	0.4	—	1.2	0.5	0.9	0.2	—	3.2
Net flows	(4.5)	(2.5)	(1.1)	(1.1)	0.1	(0.9)	—	(10.0)
Net market change, distributions and other [7]	(4.8)	(0.3)	(4.0)	(1.3)	1.2	(0.9)	3.8	(6.3)
AUM at March 31, 2018	$202.7	$106.6	$137.6	$67.0	$165.0	$48.2	$10.4	$737.5

(in billions)	Equity		Multi-Asset/Balanced	Fixed Income			Cash Management	Total
for the three months ended December 31, 2017	Global/ International	United States		Tax-Free	Taxable Global/ International	Taxable United States
AUM at October 1, 2017	$209.8	$107.2	$143.3	$71.0	$165.0	$50.6	$6.3	$753.2
Long-term sales	5.9	3.6	3.5	1.5	11.1	2.5	—	28.1
Long-term redemptions	(11.6)	(5.5)	(5.8)	(3.2)	(10.2)	(3.1)	—	(39.4)
Long-term net exchanges	0.1	—	0.1	(0.2)	(0.3)	0.2	—	(0.1)
Long-term reinvested distributions	2.0	3.4	1.7	0.5	1.2	0.3	—	9.1
Net flows	(3.6)	1.5	(0.5)	(1.4)	1.8	(0.1)	—	(2.3)
Net market change, distributions and other [7]	5.8	0.7	(0.1)	(0.2)	(3.1)	(0.5)	0.3	2.9
AUM at December 31, 2017	$212.0	$109.4	$142.7	$69.4	$163.7	$50.0	$6.6	$753.8

(in billions)	Equity		Multi-Asset/Balanced	Fixed Income			Cash Management	Total
for the three months ended March 31, 2017	Global/ International	United States		Tax-Free	Taxable Global/ International	Taxable United States
AUM at January 1, 2017	$196.7	$101.6	$138.3	$71.7	$153.6	$51.9	$6.2	$720.0
Long-term sales	6.9	4.3	4.2	1.9	9.0	4.2	—	30.5
Long-term redemptions	(13.8)	(6.4)	(6.0)	(2.8)	(11.6)	(3.9)	—	(44.5)
Long-term net exchanges	—	0.1	0.2	—	(0.2)	—	—	0.1
Long-term reinvested distributions	0.2	0.1	1.1	0.5	0.8	0.2	—	2.9
Net flows	(6.7)	(1.9)	(0.5)	(0.4)	(2.0)	0.5	—	(11.0)
Net market change, distributions and other [7]	14.9	5.6	4.1	0.2	6.0	0.4	(0.2)	31.0
AUM at March 31, 2017	$204.9	$105.3	$141.9	$71.5	$157.6	$52.8	$6.0	$740.0

Notes

1.	Net income (loss) represents net income (loss) attributable to Franklin Resources, Inc.

2.
The estimated income tax charge was based on information available as of December 31, 2017. The estimate decreased by $0.8 million during the quarter ended March 31, 2018 and may be further adjusted in future quarters upon issuance of additional technical guidance, the completion of the Company’s tax return filings, and as the Company’s deferred tax assets and liabilities are realized or settled.

3.	Average AUM represents simple monthly average AUM.

4.
Nothing in this section shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction.

5.
Franklin/Templeton Distributors, Inc., a wholly owned subsidiary of Franklin Resources, Inc., is the principal distributor of Franklin Templeton Investments’ U.S. registered funds, which are available only in jurisdictions where an offer or solicitation of such products is permitted under applicable legislation. Products, services and information may not be available in all jurisdictions and are offered outside the U.S. by other Franklin Templeton Investments affiliates and/or their distributors as local legislation permits.

6.
The peer group rankings are sourced from either Lipper, a Thomson Reuters Company, or Morningstar, as the case may be, and are based on an absolute ranking of returns as of March 31, 2018. Lipper rankings for Franklin Templeton U.S.-registered long-term mutual funds are based on Class A shares and do not include sales charges. Franklin Templeton U.S.-registered long-term funds are compared against a universe of all share classes. Performance rankings for other share classes may differ. Morningstar rankings for Franklin Templeton cross-border long-term mutual funds are based on primary share classes and do not include sales charges. Performance rankings for other share classes may differ. Results may have been different if these or other factors had been considered. The figures in the table are based on data available from Lipper as of April 6, 2018 and Morningstar as of April 8, 2018 and are subject to revision. © 2018 Morningstar, Inc. All rights reserved. The information herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

7.
Net market change, distributions and other includes appreciation (depreciation), distributions to investors that represent return on investments and return of capital, foreign exchange revaluation and net cash management.

8.	International includes North America-based advisors serving non-resident clients.

Franklin Resources, Inc. is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management to retail, institutional and sovereign wealth clients in over 170 countries. Through specialized teams, the Company has expertise across all asset classes – including equity, fixed income, alternative and custom solutions. The Company’s more than 650 investment professionals are supported by its integrated, worldwide team of risk management professionals and global trading desk network. With offices in more than 30 countries, the California-based company has over 70 years of investment experience and $737.5 billion in AUM as of March 31, 2018. The Company posts information that may be significant for investors in the Investor Relations and News Center sections of its website, and encourages investors to consult those sections regularly. For more information, please visit investors.franklinresources.com.

Forward-Looking Statements

Statements in this press release regarding Franklin Resources, Inc. (“Franklin”) and its subsidiaries, which are not historical facts, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words or phrases generally written in the future tense and/or preceded by words such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate” or other similar words are forward-looking statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance.

These and other risks, uncertainties and other important factors are described in more detail in Franklin’s recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in Franklin’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and Franklin’s subsequent Quarterly Reports on Form 10-Q:

•
Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results.

•	The amount and mix of our AUM are subject to significant fluctuations.

•	We are subject to extensive, complex, overlapping and frequently changing rules, regulations, policies, and legal interpretations.

•
Global regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our financial condition and results of operations.

•	Failure to comply with the laws, rules or regulations in any of the jurisdictions in which we operate could result in substantial harm to our reputation and results of operations.

•	Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity.

•
Any significant limitation, failure or security breach of our information and cyber security infrastructure, software applications, technology or other systems that are critical to our operations could disrupt our business and harm our operations and reputation.

•
Our business operations are complex and a failure to properly perform operational tasks or the misrepresentation of our products and services, or the termination of investment management agreements representing a significant portion of our AUM, could have an adverse effect on our revenues and income.

•	We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.

•	We depend on key personnel and our financial performance could be negatively affected by the loss of their services.

•
Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and income.

•	Changes in the third-party distribution and sales channels on which we depend could reduce our income and hinder our growth.

•
Our increasing focus on international markets as a source of investments and sales of our products subjects us to increased exchange rate and market-specific political, economic or other risks that may adversely impact our revenues and income generated overseas.

•	Harm to our reputation or poor investment performance of our products could reduce the level of our AUM or affect our sales, and negatively impact our revenues and income.

•	Our future results are dependent upon maintaining an appropriate level of expenses, which is subject to fluctuation.

•	Our ability to successfully manage and grow our business can be impeded by systems and other technological limitations.

•
Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm, or legal liability.

•
Regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with our business, could adversely impact our AUM, increase costs and negatively impact our profitability and/or our future financial results.

•	Our ability to meet cash needs depends upon certain factors, including the market value of our assets, operating cash flows and our perceived creditworthiness.

•	We are dependent on the earnings of our subsidiaries.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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